UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 377-3331

                                     Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 29, 2014, the parties to the SpeedFC Merger Agreement entered into Amendment No. 3 to the Agreement and Plan of Merger (“Amendment No. 3”). The Agreement and Plan of Merger are described in more detail in the Company’s Form 8-K filed September 28, 2012, as amended by Amendment No. 1 to the Agreement and Plan of Merger discussed in the Company’s Form 8-K filed October 29, 2012, and further amended by Amendment No. 2 to the Agreement and Plan of Merger discussed in the Company’s Form 8-K filed June 28, 2013. In general, Amendment No. 3 resolves certain outstanding items by reducing the Merger Consideration in the aggregate amount of $1,300,000, and through the provision of mutual releases in connection with certain claims.

A form of Amendment No. 3 is attached as Exhibit 2.1 to this Current Report on Form 8-K. The description of certain terms of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the provisions of Amendment No. 3, which is filed herewith and incorporated herein by reference. Capitalized terms used in this description of Amendment No. 3 have the definitions set forth in the Agreement and Plan of Merger, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Form of Amendment No. 3 to Agreement and Plan of Merger dated September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2014	Speed Commerce, Inc.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Form of Amendment No. 3 to Agreement and Plan of Merger dated September 29, 2014